Exhibit 21.1

OneWater Marine Inc.
List of Subsidiaries

Name	Jurisdiction of Organization

Bosun’s Assets & Operations, LLC	Delaware
Legendary Assets & Operations, LLC	Florida
Midwest Assets & Operations, LLC	Delaware
One Water Assets & Operations, LLC	Delaware
One Water Marine Holdings, LLC	Delaware
Singleton Assets & Operations, LLC	Georgia
South Florida Assets & Operations, LLC	Florida
South Shore Lake Erie Assets & Operations, LLC	Delaware
Central Assets & Operations, LLC	Delaware
T-H Marine Supplies, LLC	Delaware
CMC Marine, LLC	Delaware
Innovative Plastics, LLC	Delaware
Norfolk Marine Company, LLC	Delaware
Norfolk Marine Holdings, Inc.	Delaware
Quality Assets & Operations, LLC	Delaware
Yachting Assets & Operations, LLC	Delaware
Ocean Bio-Chem Holdings, Inc.	Delaware
Ocean Bio-Chem Intermediate Holdings, Inc.	Delaware
Star Brite Europe, LLC	Florida
Ocean Bio-Chem LLC	Florida
Star-Brite Distributing, LLC	Delaware
Star Brite Distributing (Canada), LLC	Delaware
Kinpak, LLC	Delaware
Starbrite Sta-Put, LLC	Delaware
OdorStar Technology, LLC	Florida
All Oceans Closings LLC	Delaware
Denison Yachting, LLC	Delaware
Denison Europe SARL	Monaco
Yachting Partners	Delaware
Revver Digital, LLC	Delaware
One Water Brands Workforce Solutions, LLC	Delaware
One Water Workforce Solutions, LLC	Delaware